Exhibit 99.2

2020 Fourth Quarter Results Earnings Release Presentation January 20, 2021

Fourth Quarter 2020 | PACW | p. 2 This communication contains certain forward - looking information about PacWest Bancorp that is intended to be covered by the safe harbor for “forward - looking statements” provided by the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts, including statements about future financial and operational results, expectations, or intentions are forward - looking statements. Such statements are based on information available at the time of the communication and are based on current beliefs and expectations of the Company’s management and are subject to significant risks, uncertainties and contingencies, many of which are beyond our control. The COVID - 19 pandemic is adversely affecting PacWest Bancorp, its employees, customers and third - party service providers, and the ultimate extent of the impacts on its business, financial position, results of operations, liquidity and prospects is uncertain. The length of the COVID - 19 pandemic and the severity of its impact on key macro - economic indicators such as unemployment and GDP may have a material impact on our allowance for credit losses and related provision for credit losses. Continued deterioration in general business and economic conditions could adversely affect PacWest Bancorp’s revenues and the values of its assets and liabilities, including goodwill, lead to a tightening of credit and increase stock price volatility. In addition, PacWest Bancorp’s results could be adversely affected by changes in interest rates, sustained high unemployment rates, deterioration in the credit quality of its loan portfolio or in the value of the collateral securing those loans, deterioration in the value of its investment securities and legal and regulatory developments. Actual results may differ materially from those set forth or implied in the forward - looking statements due to a variety of factors, including the risk factors described in documents filed by the Company with the U.S. Securities and Exchange Commission. We are under no obligation (and expressly disclaim any such obligation) to update or alter our forward - looking statements, whether as a result of new information, future events or otherwise, except as required by law . Forward - Looking Statements

Fourth Quarter 2020 | PACW | p. 3 Presentation Index Financial Highlights 4 Loans and Leases & Credit Quality 10 Deposits 31 Net Interest Margin 34 Investment Securities 39 Controlled Expenses 41 Company Overview 43 Non - GAAP Measurements 47

Fourth Quarter 2020 | PACW | p. 4 Financial Highlights

Fourth Quarter 2020 | PACW | p. 5 Key Highlights for 2020 ▪ Navigated the Challenges – of the COVID - 19 pandemic including staff safety, remote work environment, economic impacts, loan modifications and PPP participation ▪ Sustained Revenue Generation – Despite the challenges, generated net interest income of $1.015 billion in both 2020 and 2019 ▪ Strong Deposit Growth – Core deposits increased $6.1 billion, or 38%, in 2020 driven by Venture Banking with an increase in total deposits of $3.9 billion to a record ending deposit balance of $11.0 billion as of 12/31/20 ▪ Built Capital – Increased CET1 capital ratio by 75 basis points to 10.53% at 12/31/20 ▪ Built Allowance for Credit Losses (ACL) – Increased the ACL by $259 million in 2020; ended 2020 at 2.27% of total loans (2.41% excluding PPP loans) compared to 0.93% at the end of 2019 ▪ Controlled Operating Expenses – Efficiency ratio 43.1% in 2020 compared to 42.7% in 2019

Fourth Quarter 2020 | PACW | p. 6 Fourth Quarter Highlights • Net earnings of $116.8 million, $0.99 EPS • Pre - provision, pre - goodwill impairment, pre - tax net revenues (“PPNR”) of $163.4 million • ROAA of 1.58% vs. 0.65% in Q3 • ROATE of 19.63% vs. 8.20% in Q3 Operating Results Key Metrics • Net interest margin of 3.83%; excluding negative impact from excess liquidity (46bps) 4.29% • Loan and lease yield of 5.15% vs. 5.01% in Q3 • Cost of deposits of 14bps vs. 17bps in Q3 • Efficiency ratio of 43.6%; 43.1% for FY 20 Loan Portfolio & Credit Quality • Loan production of $1.1 billion at weighted average rate of 4.41% • Classified loans to total loans of 1.39% vs. 1.44% in Q3 • Net charge - offs of $18.8 million; $15.5mm related to one security monitoring loan • Provision for credit losses of $10.0 million driven primarily by the improved economic forecast • $155 million of loans on active deferral at 12/31/20; 0.8% of total loans Strong Deposit Base & Capital • Core deposits up $1.1bn or 5% in Q4; 89% of total deposits • Noninterest - bearing demand deposits at 37% of total deposits • Tangible common equity ratio of 8.78%; excluding PPP 9.12% • CET1 ratio of 10.53%

Fourth Quarter 2020 | PACW | p. 7 ∆ ($ in millions, except per share amounts) 4Q20 3Q20 Q / Q Total Assets 29,498$ 28,427$ 4% Loans and Leases HFI, net of deferred fees 19,083$ 19,026$ 0% Total Deposits 24,941$ 23,966$ 4% Core Deposits 22,264$ 21,118$ 5% Net Earnings 116.8$ 45.5$ 157% Earnings Per Share 0.99$ 0.38$ 161% Pre-Provision, Pre-Goodwill Impairment, Pre-Tax Net Revenue ("PPNR") (1) 163.4$ 156.2$ 5% Return on Average Assets 1.58% 0.65% 0.93 PPNR Return on Average Assets (1) 2.22% 2.22% 0.00 Return on Average Tangible Equity ("ROATE") (1) 19.63% 8.20% 11.43 Tangible Common Equity Ratio (1) 8.78% 8.71% 0.07 Tangible Book Value Per Share (1) 21.05$ 20.09$ 5% Tax Equivalent Net Interest Margin 3.83% 3.90% -0.07 Efficiency Ratio 43.6% 45.1% -1.5 Quarter - Over - Quarter Financial Highlights (1) See “Non - GAAP Measurements” slide on page 47.

Fourth Quarter 2020 | PACW | p. 8 ∆ ($ in millions, except per share amounts) 2020 2019 Y / Y Total Assets 29,498$ 26,771$ 10% Loans and Leases HFI, net of deferred fees 19,083$ 18,847$ 1% Total Deposits 24,941$ 19,233$ 30% Core Deposits 22,264$ 16,187$ 38% Net Earnings (Loss) (1,237.6)$ 468.6$ -364% Earnings (Loss) Per Share (10.61)$ 3.90$ -372% Pre-Provision, Pre-Goodwill Impairment, Pre-Tax Net Revenue ("PPNR") (1) 646.6$ 654.9$ -1% Return on Average Assets -4.46% 1.80% -6.26 PPNR Return on Average Assets (1) 2.33% 2.51% -0.18 Return on Average Tangible Equity ("ROATE") (1) 10.36% 21.49% -11.13 Tangible Common Equity Ratio (1) 8.78% 9.79% -1.01 Tangible Book Value Per Share (1) 21.05$ 19.77$ 6% Tax Equivalent Net Interest Margin 4.05% 4.54% -0.49 Efficiency Ratio 43.1% 42.7% 0.4 Year - Over - Year Financial Highlights (1) See “Non - GAAP Measurements” slide on page 47.

Fourth Quarter 2020 | PACW | p. 9 8.00% 6.00% 4.50% 10.50% 8.50% 7.00% 13.76% 10.53% 10.53% Total Capital Tier 1 capital CET1 Capital Minimum Capital Conservation Buffer PACW Strong Capital Position 4Q19 1Q20 2Q20 3Q20 4Q20 Regulatory Capital Ratios: • CET1 capital to RWA 9.78% 9.22% 9.97% 10.46% 10.53% • Tier 1 capital to RWA 9.78% 9.22% 9.97% 10.46% 10.53% • Total capital to RWA 12.41% 12.07% 13.18% 13.74% 13.76% Tangible book value per share $19.77 $19.31 $19.80 $20.09 $21.05 Robust Capital Levels Highlights ▪ Overall, capital ratios increased as a result of strong earnings despite elevated credit provisions ▪ Q420 dividend of $0.25 per share, consistent with Q2 and Q3 ▪ Elected CECL transition for regulatory capital relief in 2020. Retains ~ 27bps of CET1 and Tier 1 capital ▪ Strong excess capital position while building and maintaining CECL credit reserves ▪ At beginning of pandemic in 1Q20, suspended share repurchases and reduced dividend from $0.60 to $0.25 to preserve capital during downturn ▪ Capital levels remain sufficient in a severely adverse economic scenario $806mm $464mm $745mm Capital in Excess of Conservation Buffer

Fourth Quarter 2020 | PACW | p. 10 Loans and Leases & Credit Quality

Fourth Quarter 2020 | PACW | p. 11 Commercial mortgage Income producing and other residential Commercial construction Residential construction Asset - based Venture capital Other commercial Consumer As of December 31, 2020 ($ in millions) $ Mix $ Mix Real Estate Mortgage: Commercial 4,097$ 21% 4,203$ 22% Income producing and other residential 3,803 20% 3,770 20% Total Real Estate Mortgage 7,900 41% 7,973 42% RE Construction & Land: Commercial 1,117 6% 1,082 6% Residential 2,243 12% 1,656 9% Total RE Construction & Land 3,360 18% 2,738 15% Total Real Estate 11,260 59% 10,711 57% Commercial: Asset-based 3,429 18% 3,748 20% Venture capital 1,699 9% 2,179 12% Other commercial 2,375 12% 1,768 9% Total Commercial 7,503 39% 7,695 41% Consumer 320 2% 441 2% Total Loans HFI (1) 19,083$ 100% 18,847$ 100% Unfunded commitments 7,601$ 8,183$ 12/31/2020 12/31/2019 Diversified Loan and Lease Portfolio (1) Net of deferred fees and costs

Fourth Quarter 2020 | PACW | p. 12 ($ in millions) $ Mix $ Mix Asset-Based: Lender Finance 2,096$ 61% 2,119$ 57% Equipment Finance 700 20% 852 23% Premium Finance 439 13% 467 12% Other 194 6% 310 8% Total Asset-Based 3,429$ 100% 3,748$ 100% 12/31/2020 12/31/2019 ($ in millions) $ Mix $ Mix Real Estate: Income Producing Residential 3,718$ 33% 3,666$ 34% Construction & Land (1) 3,360 30% 2,738 26% Other Commercial (2) 2,748 24% 2,686 25% SBA 600 5% 557 5% Hotel 572 5% 626 6% Healthcare 177 2% 334 3% Other Residential 85 1% 104 1% Total Real Estate 11,260$ 100% 10,711$ 100% 12/31/2020 12/31/2019 Other Commercial, $2,748mm, 24% SBA , $600mm , 5% Hotel , $572mm , 5% Income Producing Residential, $3,718mm, 33% Healthcare , $177mm , 2% Other Residential , $85mm , 1% Construction & Land , $3,360mm , 30% Real Estate ($11.3B) Lender Finance $2,096mm , 61% Equipment Finance $700mm , 20% Premium Finance $439mm , 13% Other $194mm , 6% Asset - Based ($3.4B) Diversified Loan and Lease Portfolio (1) Of which land represents $167 million and $174 million at 12/31/20 and 12/31/19. (2) Comprised of 43% office, 21% industrial, 17% retail and 19% other at 12/31/20.

Fourth Quarter 2020 | PACW | p. 13 ($ in millions) $ Mix $ Mix Venture Capital: Equity Fund Loans 1,033$ 61% 1,199$ 55% Venture Capital: 666 39% 980 45% Total Venture Capital 1,699$ 100% 2,179$ 100% 12/31/2020 12/31/2019 ($ in millions) $ Mix $ Mix Other Commercial: Paycheck Protection Program 1,057$ 44% -$ - Secured Business Loans 430 18% 583 33% Security Monitoring 329 14% 619 35% Unsecured Business Loans 245 10% 217 12% Municipal 132 6% 160 9% Other 182 8% 189 11% Total Other Commercial 2,375$ 100% 1,768$ 100% 12/31/2020 12/31/2019 Paycheck Protection Program , $1,057mm , 44% Secured Business Loans , $430mm , 18% Security Monitoring , $329mm , 14% Unsecured Business Loans , $245mm , 10% Municipal , $132mm , 6% Other , $182mm , 8% Other Commercial ($2.4B) Equity Fund Loans, $1,033mm, 61% Venture Capital, $666mm, 39% Venture Capital ($1.7B) Diversified Loan and Lease Portfolio

Fourth Quarter 2020 | PACW | p. 14 ($ in millions) Production/ Disbursements Payoffs/ Paydowns Net Difference Rate on Production (1) ($ in millions) Loans Beginning Balance (2) Loans Ending Balance (2) Quarterly Change (3) 4Q20 2,485$ 2,287$ 198$ 4.41% 4Q20 19,026$ 19,083$ 57$ 3Q20 1,528 2,144 (616) 4.95% 3Q20 19,695 19,026 (669) 2Q20 2,603 2,635 (32) 2.33% 2Q20 19,745 19,695 (50) 1Q20 2,787 1,867 920 4.31% 1Q20 18,847 19,745 898 4Q19 2,339 2,223 116 4.73% 4Q19 18,736 18,847 111 $1,021 $790 $546 $520 $1,131 $1,318 $1,997 $800 $1,008 $1,354 $0 $0 $1,257 $0 $0 $816 $813 $613 $983 $1,330 $1,407 $1,054 $2,022 $1,161 $957 $2,339 $2,787 $2,603 $1,528 $2,485 $2,223 $1,867 $2,635 $2,144 $2,287 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 4Q19 1Q20 2Q20 3Q20 4Q20 Avg. Rate on Production Millions Production Disbursements PPP Loans Payoffs Paydowns Rate on Production Loan and Lease Production of $1.1 Billion in 4Q20 (1) The weighted average TE rate on production presents contractual rates and does not include amortized fees. Amortized fees add ed approximately 25 basis points to loan yields in 2020 and 22 basis points in 2019. (2) Net of deferred fees and costs (3) “Quarterly Change” equals “Net Difference” plus transfers to loans held for sale, transfers to OREO, charge - offs and loan sales. (4) Disbursements in 1Q20 of $2.0bn were larger than usual as borrowers drew on lines for liquidity preservation at onset of pand emi c. Segments with largest disbursements were venture capital, lender finance and business loans. (4)

Fourth Quarter 2020 | PACW | p. 15 Multi - Family Apts, 62% Condominiums , 5% Hotel , 15% Office, 4% Industrial , 4% Retail , 2% Mixed - Use, 4% Land, SFR & Other, 4% Commitments by Property Type Construction & Land Loans Nevada , 4% Other, 12% Florida, 6% Wash. DC, 4% New York, 11% Colorado 6% Washington, 3% California , 54%% Commitments by State Commitment Amount Count 12/31/20 Tota l 12/31/20 % of Tota l $0 ~ $10mm 165 $ 499mm 8% $10mm ~ $25mm 70 1,074mm 18% $25mm ~ $50mm 47 1,773mm 29% $50mm ~ $100mm 26 1,751mm 29% $100mm ~ $150mm 8 954mm 16% Total 316 $ 6,051mm LTC < 40%, 5% LTC 40% - 50%, 7% LTC 50% - 60%, 39% LTC 60% - 70%, 30% LTC > 70%, 19% Commitments By Loan - To - Cost Range Risk Rating Count 12/31/20 Tota l Pass/Watch 310 $ 3,209mm Special Mention 4 108mm Classified 2 43mm Total 316 $ 3,360mm

Fourth Quarter 2020 | PACW | p. 16 California, 63% Colorado , 4% Florida , 8% Washington , 4% Virginia , 6% Georgia , 4% Others , 11% $1.6bn (1) MF Construction Portfolio Multi - Family Loans Principal Balance Amount Count 12/31/20 Tota l 12/31/20 % of Tota l $0 ~ $5mm 1,384 1,857mm 50% $5mm ~ $10mm 149 1,008mm 27% $10mm ~ $30mm 40 566mm 15% $30mm ~ $106mm 4 287mm 8% Total 1,577 $ 3,718mm California, 72% Washington , 8% Florida , 6% Oregon , 3% New York , 2% Colorado , 2% Others , 7% $3.7bn (2) Income Producing Residential Portfolio Income Producing Residential (1) MF construction commitments total $3.6bn and have a weighted average loan - to - cost ratio of 62% as of December 31, 2020. (2) $1.7bn, or approximately 46%, of MF portfolio is 50% risk - weighted. (3) Included in MF construction commitments are $803.7mm of commitments to build low income housing MF project with a weighted average LTC of 70%. LTC > 70% , 23% LTC 40% - 50% , 1% LTC 50% - 60% , 45% LTC 60% - 70% , 31% MF Construction Commitments By Loan - To - Cost Range (3) Risk Rating Count 12/31/20 Tota l Pass/Watch 1,562 $ 3,652mm Special Mention 10 61mm Classified 5 5mm Total 1,577 $ 3,718mm

Security Monitoring Loans

- Discontinued new originations in October 2019 due to new technology disrupting the security alarm business. Portfolio by revenue source[(1)] is 54% residential and 46% commercial.
- Portfolio has declined by $290mm (17 loans) in 2020; comprised of $230mm of paydowns/payoffs and $60mm of charge-offs.
- Gross charge-offs in 2020 of $60mm of which $32.8mm in Q3 related to one and only junior lien exposure in portfolio.
- $141mm or 43% of the portfolio are SNCs.
- 4.09% WAC; 100% variable rate; WAM 20 months.
- $98mm of unfunded commitments; subject to an availability formula based upon eligible recurring monthly revenue ($60mm currently available).
- COVID modifications active as of 12/31/20 - none

Risk Rating	Count		12/31/20 Total
Pass/Watch	15	$	250mm
Special Mention	-		-
Classified	6		79mm
Total	**21**	**$**	**329mm**

Balance by Tranche	Count		12/31/20 Total
< $5mm	8	$	17mm
$5mm ~ $10mm	4		30mm
$10mm ~ $20mm	1		14mm
$20mm ~ $30mm	2		51mm
$30mm ~ $40mm	5		163mm
$40mm ~ $55mm	1		54mm
Total	**21**	**$**	**329mm**

Contractual Maturity Table



$37mm
(2)
$73mm
$92mm
$90mm
$37mm
2020
2021
2022
2023
2024

Security Monitoring Loans



47% decrease
$619
$539
$499
$411
$329
4Q19
1Q20
2Q20
3Q20
4Q20

(1) Revenue allocated based upon the borrowers' customer mix.
(2) Loans in the process of collection

PacWest Bancorp

Fourth Quarter 2020 | PACW | p. 17

Hotel Portfolio Overview

- Hotel construction borrowers are sophisticated sponsors with significant invested equity and resources.
- Majority of CRE and construction borrowers are experienced hotel operators with top franchise brands.
- No "conference center" hotels.
- Average loan-to-cost for hotel construction loans is 47%.
- SBA guarantied portions retained (75% average guaranty).
- Indirect exposure from timeshare inventory loans ($24mm), hotel-related lender finance loans ($89mm) and venture banking loans ($2mm).
- COVID modifications active as of 12/31/20 – 7 loans totaling $41mm.

Risk Rating	Count	12/31/20 Total	
Pass/Watch	81	$	798mm
Special Mention	21		270mm
Classified	12		83mm
Total	**114**	**$**	**1,151mm**

Hotels by Product

	Count	12/31/20 Commitment		12/31/20 Outstanding		Avg. O/S Balance	
Hotel CRE	43	$	616mm	$	572mm	$	13.3mm
Hotel Construction	18		856mm		549mm		30.5mm
Hotel SBA	53		33mm		30mm		0.6mm
Total	114	$	1,587mm	$	1,151mm	$	10.1mm

Hotel CRE by Brands


Economy, $15mm, 2%
Upper Midscale, $79mm, 14%
Upscale, $120mm, 21%
Midscale, $49mm, 9%
Upper Upscale, $309mm, 54%

Hotel by State
$1.2bn (6.0% of total loans)


NY, $307mm
FL, $100mm
GA, $20mm
NV, $82mm
TN, $56mm
NJ, $32mm
Other, $30mm
CA, $524mm

PacWest Bancorp

Fourth Quarter 2020 | PACW | p. 18

Retail Real Estate Portfolio Overview

Loan Types

- **Construction - significant projects include:**
  - A lifestyle center in N. Hollywood, CA
  - A community shopping center in Encinitas, CA
  - A community shopping center in Garden Grove, CA
  - A community shopping center in Santa Clarita, CA
  - Weighted average loan-to-cost of 63%
  - COVID modifications active as of 12/31/20 – none
- **Owner-Occupied**
  - SBA retail is 100% owner-occupied
    - SBA guarantied portions retained (75% average guaranty)
    - COVID modifications active as of 12/31/20 – 2 loans totaling $2.3mm
- **CRE**
  - Traditional retail-focused commercial real estate lending including:
    - National Lending $30mm portfolio mostly consists of one $23mm lifestyle center (IN)
    - Community Banking $439mm portfolio almost entirely in California focused on suburban retail/strip centers and single tenant retail storefronts
    - A $12.6mm lifestyle center (NJ) moved to foreclosed assets in Q3
    - COVID modifications active as of 12/31/20 – 2 loans totaling $7.7mm

Risk Rating	Count	12/31/20 Total	
Pass/Watch	226	$	570mm
Special Mention	8		4mm
Classified	13		24mm
Total	**247**	**$**	**598mm**

Retail by Product

	Count	Net Commitment		Recorded Investment		Avg. O/S Balance	
Retail CRE	152	$	518mm	$	469mm	$	3.1mm
Coml. Construction	5		101mm		65mm		13.0mm
Retail SBA	90		67mm		64mm		0.7mm
Total	**247**	**$**	**686mm**	**$**	**598mm**	**$**	**2.4mm**

CRE Retail Property Types
$469mm (2.4% of total loans)



Urban luxury center 9%
Lifestyle center 29%
Suburban retail/strip center 33%
Single Tenant 29%

PacWest Bancorp
Fourth Quarter 2020 | PACW | p. 19

Fourth Quarter 2020 | PACW | p. 20 ▪ Credits are to well - known U.S - based airlines (37%), foreign - based airlines (35%) and freight carriers (28%). ▪ Passenger transportation exposure is mostly narrow - body jets which have historically maintained collateral value. ▪ Strong government support for foreign airlines. ▪ One classified and no nonaccrual loans at December 31, 2020. ▪ One downgrade to classified in 3Q20 for $19mm. ▪ COVID modifications active as of 12/31/20 – 2 loans totaling $27mm. Commercial Aviation Portfolio Overview Passenger, $171mm , 72% Freight , $68mm , 28% Aviation by Type, $239mm (1.3% of total loans) Count 12/31/20 Commitment 12/31/20 Outstanding Avg. O/S Balance Equipment Finance 29 $ 228mm $ 224mm $ 7.7mm Operating leases 3 15mm 15mm 5.0mm Total 32 $ 243mm $ 239mm $ 7.5mm Commercial Aviation by Product Risk Rating Count 12/31/20 Tota l Pass/Watch 20 $ 111mm Special Mention 11 109mm Classified 1 19mm Total 32 $ 239mm

Other Impacted Portfolios

Restaurant

- $151 million total exposure (0.8% of total loans and operating leases) of which $82 million is real estate secured.
- $96 million are SBA guaranteed (75% average guaranty as we don't sell the guaranteed portions).
- $6.8 million of classified loans at December 31, 2020 (estimated SBA guaranties of $5.0 million).
- COVID modifications active as of 12/31/20 – none.

Restaurant by Product

	Count	Net Commitment	Recorded Investment	Avg. O/S Balance
SBA – Real Estate	68	$ 66.5mm	$ 62.2mm	$ 0.9mm
SBA – Cash Flow	75	41.0mm	40.6mm	0.5mm
Commercial Real Estate	29	21.2mm	20.3mm	0.7mm
Collateralized Commercial Loans	18	26.4mm	25.5mm	1.4mm
Unsecured Business Loans	67	14.4mm	2.5mm	0.1mm
Venture Capital	3	0.1mm	-	-
Total	**260**	**$ 169.6mm**	**$ 151.1mm**	**$ 0.6mm**

Oil Services

- $80 million total exposure (0.4% of total loans and operating leases)
  - $53 million operating leases
  - $27 million loans receivable
- All credits are related to support services and $73 million is collateralized by equipment (railcars $53mm, land-based fracking equipment $20mm) and $7 million is ABL lines collateralized by A/R and inventory.
- $58 million to borrowers rated BB- or above.
- $74 million, or 93%, outstanding to four borrowers with average balance of $18.5 million.
- Two classified loans/leases of $4 million and no nonaccrual loans or leases at December 31, 2020.
- COVID modifications active as of 12/31/20 – none.

Oil Services by Product

	Count	Net Commitment	Recorded Investment	Avg. O/S Balance
Operating Leases	5	$ 52.8mm	$ 52.8mm	$ 10.6mm
Equipment Finance	3	19.5mm	19.5mm	6.5mm
Asset-Based	3	12.5mm	6.8mm	2.3mm
Venture Capital	2	0.7mm	0.5mm	0.3mm
Total	**13**	**$ 85.5mm**	**$ 79.6mm**	**$ 6.1mm**

PacWest Bancorp

Fourth Quarter 2020 | PACW | p. 21

Lender Finance Portfolio Overview

- Represents loans to companies to purchase finance receivables or extend finance receivables. Borrowers include lenders to businesses, consumer lenders, and timeshare operators.
- Senior lines of credit secured by the finance receivables owed to our borrowers. Borrowing availability under these lines is subject to a formula which includes only qualifying collateral and allows for borrowing at a level supported by historical collateral collections. These lines of credit have an initial revolving term followed by an amortization term.
- Segments being monitored for COVID-19 impacts:
  - Direct consumer lenders
  - Small business lenders
  - Lenders with hotel exposure ($89mm)
- COVID modifications active as of 12/31/20 – none.

Risk Rating	Count	12/31/20 Total
Pass/Watch	85	$ 2,094mm
Special Mention	-	-
Classified	2	2mm
Total	**87**	**$ 2,096mm**

Lender Finance Portfolio by Type

	Count	12/31/20 Commitment	12/31/20 Outstanding	Avg. O/S Balance
Direct consumer lender	30	$ 1,139mm	$ 687mm	$ 22.9mm
Commercial RE lender	13	877mm	513mm	39.5mm
Timeshare	13	435mm	249mm	19.2mm
Auto finance lender	12	357mm	238mm	19.8mm
Commercial lender	9	376mm	159mm	17.7mm
Consumer receivable purchaser	5	214mm	121mm	24.2mm
Other	5	280mm	129mm	26.0mm
Total	**87**	**$ 3,678mm**	**$ 2,096mm**	**$ 24.1mm**

Lender Finance by Type, $2.1bn (11.0% of total loans)


Coml. RE lender, 24%
Direct consumer lender, 33%
Consumer receivable purch., 6%
Other, 6%
Commercial lender, 8%
Timeshare, 12%
Auto finance lender, 11%

PacWest Bancorp

Fourth Quarter 2020 | PACW | p. 22

Fourth Quarter 2020 | PACW | p. 23 CA 61% NY 6% TX 8% MA 3% NJ 3% FL 4% Other 15% Office by State $1,376mm (7.2% of total loans) Office Portfolio Overview Risk Rating Count 12/31/20 Tota l Pass/Watch 266 $ 1,372mm Special Mention 1 1mm Classified 6 3mm Total 273 $ 1,376mm Office by Product Count Net Commitment Recorded Investment Avg. O/S Balance Office CRE 128 $ 1,220mm $ 1,097mm $ 8.6mm Commercial Construction 8 211mm 118mm 14.7mm Office CRE – Owner Occupied 66 101mm 99mm 1.9mm Office SBA 71 64mm 62mm 0.9mm Total 273 $ 1,596mm $ 1,376mm $ 5.0mm ▪ Disciplined underwriting based on the lesser of actual or market rents and market vacancy, not projections or positive market trends. ▪ $99 million of CRE and all $62 million of SBA are owner - occupied. ▪ Average loan - to - cost for office construction loans is 58%. ▪ COVID modifications active as of 12/31/20 – 6 loans totaling $31 million. $0~$5mm , $178mm , 15% $5mm~$15mm , $176mm , 15% $15mm~$25mm , $181mm , 15% $25mm~$45mm , $231mm , 19% $45mm~$60mm , $148mm , 12% $60mm+ , $282mm , 24% CRE By Balance Range $0~$5mm , $4mm , 2% $5mm~$15mm , $33mm , 16% $15mm~$45mm , $74mm , 35% $45mm~$60mm , $100mm , 47% Construction by Commitment Range

Shared National Credits (SNCs)


$579mm of SNC Loans at 12/31/2020
Other Coml RE, $19mm, 3%
Healthcare RE, $43mm, 8%
Equipment Finance, $46mm, 8%
Equity Fund Loans, $42mm, 7%
Security Monitoring, $141mm, 24%
Lender Finance, $215mm, 37%
Unsecured Business Loans, $16mm, 3%
Secured Business Loans, $57mm, 10%


SNC Loans
$2.3bn
$1.2bn
$840mm
$755mm
$579mm
75% decrease

	2016	2017	2018	2019	2020
Total	$2.3bn	$1.2bn	$840mm	$755mm	$579mm
Classified	$70mm	$41mm	$67mm	$40mm	$82mm
Nonaccrual	$13mm	$15mm	$-	$15mm	$30mm

- SNCs are not a line of business. SNC relationships are included in business line balances.
- SNCs are facilities of $100 million or greater with a federally supervised agent/lead bank shared by three or more federally supervised financial institutions.
- Credit underwriting standards are the same as standards applied to all loans.
- No energy-related or franchise restaurant SNCs.
- Increase in classified loans in 2020 related to downgrade of three security monitoring loans and one commercial aviation loan.

PacWest Bancorp

Fourth Quarter 2020 | PACW | p. 24

Fourth Quarter 2020 | PACW | p. 25 ($ in thousands) 2017 2018 2019 2020 Nonaccrual Loans and Leases HFI $ 155,784 79,333 92,353 91,163 As a % of Loans and Leases HFI % 0.92% 0.44% 0.49% 0.48% Nonperforming Assets $ 157,113 84,632 92,793 105,190 As a % of Loans and Leases & Foreclosed Assets % 0.93% 0.47% 0.49% 0.55% Classified Loans and Leases HFI (2) $ 278,405 237,110 175,912 265,262 As a % of Loans and Leases HFI % 1.65% 1.32% 0.93% 1.39% Credit Loss Provision $ 59,000 (3) 45,000 22,000 339,000 As a % of Average Loans and Leases % 0.37% 0.27% 0.12% 1.76% Net Charge-offs $ 62,957 43,758 16,687 87,221 As a % of Average Loans and Leases % 0.40% 0.26% 0.09% 0.45% Allowance for Credit Losses (ACL) (4) $ 161,647 169,333 174,646 433,752 As a % of Loans and Leases HFI % 0.96% 0.94% 0.93% 2.27% (5) ACL / Nonaccrual Loans and Leases HFI % 103.76% 213.45% 189.11% 475.80% Annual Credit Quality Trends (1) Amounts and ratios for 2018 – 2020 are for total loans and leases. Amounts and ratios for 2017 are for Non - PCI loans and leases. (2) Classified loans and leases are those with a credit risk rating of substandard or doubtful. (3) Net of $14.1 million negative provision recorded in conjunction with the sale of $1.5 billion of cash flow loans. (4) Allowance for credit losses includes allowance for loan and lease losses and reserve for unfunded loan commitments. (5) The ACL ratio at 12/31/20 excluding PPP loans is 2.41%.

Fourth Quarter 2020 | PACW | p. 26 0.09% 0.19% 0.20% 0.36% 0.45% 4Q19 1Q20 2Q20 3Q20 4Q20 Trailing Twelve Months Net Charge - offs / Average Loans and Leases Key Credit Trends – Loans HFI 0.49% 0.48% 0.84% 0.45% 0.48% 4Q19 1Q20 2Q20 3Q20 4Q20 Nonaccrual Loans and Leases / Loans and Leases 0.93% 1.39% 1.94% 2.33% 2.27% 4Q19 1Q20 2Q20 3Q20 4Q20 ACL / Loans and Leases 0.93% 0.75% 1.49% 1.44% 1.39% 4Q19 1Q20 2Q20 3Q20 4Q20 Classified Loans and Leases/ Loans and Leases (1) (1) Excluding PPP loans the ACL ratio would be 2.06%, 2.49% and 2.41% as of 2Q20, 3Q20 and 4Q20. (1) (1)

Fourth Quarter 2020 | PACW | p. 27 % of Loan % of Loan 12/31/2020 9/30/2020 ($ in thousands) Balance Category Balance Category Balance Balance Real estate mortgage: Commercial 43,731$ 1.1% 45,120$ 1.1% 3,636$ -$ Income producing and other residential 1,826 0.0% 2,008 0.1% 600 1,761 Total real estate mortgage 45,557 0.6% 47,128 0.6% 4,236 1,761 Real estate construction and land: Commercial 315 0.0% 324 0.0% - - Residential - 0.0% - 0.0% 759 3,108 Total R.E. construction and land 315 0.0% 324 0.0% 759 3,108 Commercial: Commercial - Asset-based 2,679 0.1% 2,817 0.1% - - Commercial - Venture capital 1,980 0.0% 2,001 0.1% 540 2,319 Commercial - Other commercial 40,243 1.7% 32,941 1.3% 34,131 185 Total commercial 44,902 0.6% 37,759 0.5% 34,671 2,504 Consumer 389 0.1% 404 0.1% 1,260 791 Total 91,163$ 0.5% 85,615$ 0.4% 40,926$ 8,164$ 12/31/2020 Nonaccrual Loans and Leases 9/30/2020 Accruing and 30 -89 Days Past Due Nonaccrual & Delinquent Loan and Lease Detail (1) Commercial - Other c ommercial - 30~89 day delinquency increase due mainly to one $32.1 million security monitoring loan. (1)

Loan Portfolio By Risk Rating

($ in thousands)	December 31, 2020 Classified	Special Mention	Pass/Watch	Total	September 30, 2020 Classified	Special Mention	Pass/Watch	Total
Real estate mortgage:								
Commercial real estate	$ 91,544	$ 262,462	$ 3,742,666	$ 4,096,672	$ 109,650	$ 330,368	$ 3,752,448	$ 4,192,466
Residential real estate	8,766	61,384	3,733,114	3,803,264	9,559	63,378	3,611,642	3,684,579
Total real estate mortgage	**100,310**	**323,846**	**7,475,780**	**7,899,936**	**119,209**	**393,746**	**7,364,090**	**7,877,045**
Real estate construction:								
Commercial construction	42,558	107,593	966,970	1,117,121	324	13,838	1,227,485	1,241,647
Residential construction	-	759	2,242,401	2,243,160	-	-	2,182,100	2,182,100
Total real estate construction	**42,558**	**108,352**	**3,209,371**	**3,360,281**	**324**	**13,838**	**3,409,585**	**3,423,747**
Commercial:								
Asset based	27,867	153,300	3,248,116	3,429,283	27,900	190,193	2,934,955	3,153,048
Venture capital	6,508	138,123	1,553,877	1,698,508	15,078	123,675	1,498,379	1,637,132
Other commercial	87,557	14,930	2,272,627	2,375,114	111,553	57,787	2,403,654	2,572,994
Total commercial	**121,932**	**306,353**	**7,074,620**	**7,502,905**	**154,531**	**371,655**	**6,836,988**	**7,363,174**
Consumer	462	2,732	317,061	320,255	508	4,517	357,209	362,234
Total loans and leases	**$ 265,262**	**$ 741,283**	**$ 18,076,832**	**$19,083,377**	**$ 274,572**	**$ 783,756**	**$ 17,967,872**	**$19,026,200**

- Significant changes in categories from Q3 to Q4 were as follows.
  - Commercial construction - classified increase due to the downgrade of a $42mm hotel construction loan
  - Commercial – other commercial classified decrease due to the sale of a $16.7mm security monitoring loan and a $15.5mm charge-off on a security monitoring loan partially offset by the addition of a $14.5mm security monitoring loan
  - Real estate mortgage – commercial special mention decrease due to the upgrade of a $65mm hotel loan
  - Commercial construction – special mention increase due mainly to the downgrade of two hotel construction loans totaling $108mm
  - Commercial – other commercial special mention decrease due to the payoff of a $32.4mm security monitoring loan and the migration to classified of a $14.5mm security monitoring loan

PacWest Bancorp

Fourth Quarter 2020 | PACW | p. 28

Current Expected Credit Losses (CECL)

- CECL is a complex process that relies on numerous models and key assumptions such as economic forecasts, historical information, current conditions, loan segmentation, prepayment rates, loss given default rates, the historical loss period, the reasonable and supportable forecast period, the reversion period, and utilization rates on unfunded commitments in addition to various qualitative factors based on management judgment.
- Used the Moody's S5 Slower Trend Growth Scenario Forecast dated December 9, 2020 for Q4; certain macro-economic variables improved (Unemployment) while others deteriorated (CRE Price Index and Real GDP) since the September 11, 2020 Consensus forecast used in Q3.
- Provision for credit losses were $10 million in Q4, a decline from $97 million in Q3 ; year-to-date provisions for credit loss total $339 million.
- The ALLL ratio remained at 1.82% as of 12/31/20; excluding PPP loans the ALLL ratio decreased from 1.94% as of 9/30/20 to 1.93% as of 12/31/20. The total ACL ratios are noted below; the ACL ratio excluding PPP as of 12/31/20 was 2.41%.



ACL Reserve Build
(in millions)
$182
0.97%
$206
$65
$41
$(68)
$17
$443
2.33%
$(40)
$19
$43
$(19)
$(12)
$434
2.27%
First Nine Months of 2020
Q4 2020
1/1/2020
Economic Forecast
Individually Evaluated
Loan Downgrades
Net Charge-offs
Other, net
9/30/2020
Economic Forecast
Individually Evaluated
Loan Downgrades
Net Charge-offs
Other, net
12/31/2020

PacWest Bancorp

Fourth Quarter 2020 | PACW | p. 29

Allowance for Credit Losses

($ in thousands)	December 31, 2020 Amount	December 31, 2020 % of Loans and Leases	September 30, 2020 Amount	September 30, 2020 % of Loans and Leases	December 31, 2019 (Pre-CECL) Amount	December 31, 2019 (Pre-CECL) % of Loans and Leases
Allowance for loan and lease losses:						
Real estate mortgage:						
Commercial real estate	$ 111,556	2.72%	$ 92,976	2.22%	$ 20,389	0.49%
Residential real estate	26,786	0.70%	28,719	0.78%	24,186	0.64%
Total real estate mortgage	138,342	1.75%	121,695	1.54%	44,575	0.56%
Real estate construction:						
Commercial construction	41,134	3.68%	45,535	3.67%	16,247	1.50%
Residential construction	37,222	1.66%	44,637	2.05%	14,297	0.86%
Total real estate construction	78,356	2.33%	90,172	2.63%	30,544	1.12%
Commercial:						
Asset based	56,691	1.65%	54,415	1.73%	21,027	0.56%
Venture capital	43,518	2.56%	49,515	3.02%	24,670	1.13%
Other commercial	26,195	1.10%	24,335	0.95%	15,832	0.90%
Total commercial	126,403	1.68%	128,265	1.74%	61,528	0.80%
Consumer	5,080	1.59%	5,834	1.61%	2,138	0.48%
Allowance for loan and lease losses	**$ 348,181**	**1.82%**	**$ 345,966**	**1.82%**	**$ 138,785**	**0.74%**
Reserve for unfunded commitments	85,571	0.45%	96,571	0.51%	35,861	0.19%
Allowance for credit losses	**$ 433,752**	**2.27%**	**$ 442,537**	**2.33%**	**$ 174,646**	**0.93%**

- As of 1/01/20 upon adoption of CECL the ALLL was $142,402 or 0.76% while the ACL was $181,973 or 0.97%.
- Excluding PPP loans the ACL ratio would be 2.41% and 2.49% as of December 31, 2020 and September 30, 2020.

PacWest Bancorp

Fourth Quarter 2020 | PACW | p. 30

Fourth Quarter 2020 | PACW | p. 31 Deposits

Deposit Detail

($ in millions)	At or For the Year Ended December 31, 2020			At or For the Year Ended December 31, 2019		
Deposit Category	Average $	Year-End $	Mix	Average $	Year-End $	Mix
Noninterest-bearing demand	$ 8,517	$ 9,194	37%	$ 7,537	$ 7,243	38%
Interest checking	4,306	5,975	24%	3,357	3,754	19%
Money market	5,611	6,533	26%	4,727	4,690	24%
Savings	539	563	2%	526	500	3%
Total core deposits	18,973	22,265	89%	16,147	16,187	84%
Non-core non-maturity deposits	1,025	1,149	5%	462	497	3%
Total non-maturity deposits	19,998	23,414	94%	16,609	16,684	87%
Time deposits $250,000 and under	1,538	994	4%	2,178	2,066	11%
Time deposits over $250,000	631	533	2%	463	483	2%
Total time deposits	2,169	1,527	6%	2,641	2,549	13%
Total deposits (1)	$ 22,167	$ 24,941	100%	$ 19,250	$ 19,233	100%

Core: 89%


December 31, 2020
Interest checking
Money market
Savings deposits
Non-core non-maturity deposits
Time deposits $250,000 and under
Time deposits over $250,000
Noninterest-bearing demand


December 31, 2019
Interest checking
Money market
Savings deposits
Non-core non-maturity deposits
Time deposits $250,000 and under
Time deposits over $250,000
Noninterest-bearing demand

Core: 84%

(1) Does not include $1.3 billion and $1.5 billion of client investment funds held at December 31, 2020 and December 31, 2019, respectively.

PacWest Bancorp

Fourth Quarter 2020 | PACW | p. 32

Fourth Quarter 2020 | PACW | p. 33 ($ in millions) Time Deposits Time Deposits Total Time Maturities $250,000 and Under Over $250,000 Deposits Due in three months or less 256$ 210$ 466$ Due in over three months through six months 163 98 261 Due in over six months through twelve months 312 206 518 Due in over 12 months through 24 months 92 17 109 Due in over 24 months 171 2 173 Total 994$ (1) 533$ 1,527$ December 31, 2020 $19.2 $19.6 $22.9 $24.0 $24.9 1.14% 0.95% 0.40% 0.27% 0.22% 0.71% 0.59% 0.25% 0.17% 0.14% 0.00% 0.50% 1.00% 1.50% 2.00% 0.0 5.0 10.0 15.0 20.0 25.0 30.0 4Q19 1Q20 2Q20 3Q20 4Q20 Cost Balance ($ in Billions) Core Deposits Non-Core Deposits Cost of Average Interest-Bearing Deposits Cost of Average Total Deposits Deposit Portfolio (1) Includes brokered deposits of $0.2 billion with a weighted average maturity of 38 months and a weighted average cost of 0.78%.

Fourth Quarter 2020 | PACW | p. 34 Net Interest Margin

Fourth Quarter 2020 | PACW | p. 35 4.91% 4.69% 4.72% 4.46% 4.33% 4.31% 4.20% 3.90% 3.83% 3.64% 3.59% 3.60% 3.49% 3.43% 3.34% 3.12% 3.03% 2.50% 3.00% 3.50% 4.00% 4.50% 5.00% 5.50% 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 PACW Reported TE NIM KRX Median NIM Industry Leading Tax Equivalent Net Interest Margin Source: S&P Global Market Intelligence. Peer data is through 3Q20. Peer group is banks in the KBW Nasdaq Regional Bank Index – “KRX”.

Fourth Quarter 2020 | PACW | p. 36 6.27% 6.16% 6.26% 5.91% 5.67% 5.54% 5.01% 5.01% 5.15% 6.11% 6.09% 6.18% 5.86% 5.60% 5.44% 4.96% 4.96% 5.07% 4.99% 5.08% 5.08% 4.96% 4.76% 4.57% 4.03% 3.95% 3.50% 4.00% 4.50% 5.00% 5.50% 6.00% 6.50% 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 PACW - Reported TE Avg. Loan Yield PACW - Loan Yield Excluding Discount Accretion KRX - Median Loan Yield Higher Loan Yields From Disciplined & Diversified Lending Source: S&P Global Market Intelligence. Peer data is through 3Q20. Peer group is banks in the KBW Nasdaq Regional Bank Index – “KRX”.

Fourth Quarter 2020 | PACW | p. 37 0.62% 0.73% 0.81% 0.83% 0.71% 0.59% 0.25% 0.17% 0.14% 0.69% 0.80% 0.84% 0.85% 0.76% 0.64% 0.40% 0.31% 1.92% 2.40% 2.40% 2.19% 1.76% 1.39% 0.25% 0.25% 0.25% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 PACW - Reported Average Total Deposits Cost KRX - Median Deposits Cost Avg Fed Funds Rate Deposit Franchise – 4Q20 Cost of 14 Basis Points Source: S&P Global Market Intelligence. Peer data through 3Q20. Peer group is banks in the KBW Nasdaq Regional Bank Index – “KRX”.

Fourth Quarter 2020 | PACW | p. 38 Interest Rate Components of the Loan and Lease Portfolio $1,074mm $2,018mm $1,404mm $4,202mm 1 Year 2 Years 3 Years > 3 Years Fixed/Hybrid Years to Maturity/Repricing Fixed - Rate , 25% Variable - Rate, 54% Hybrid , 21%, Loan Portfolio by Repricing Type 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% - 2.00 4.00 6.00 8.00 10.00 Floor is In the Money Now Increase 50 bps Increase 100 bps Increase 150 bps Increase 200 bps Increase 250 bps Increase 300 bps % of Variable Rate Loans Cumulative Balance ($ bn’s ) Billions Amount of Rate Increase Floor Analysis - Variable Rate Loans as of December 31, 2020 Loan Book % of Total Variable ($ in millions) Variable Loans by Rate Index Amount % of Total Variable 1 - month LIBOR $5,426 2 - month LIBOR - 3 - month LIBOR 188 6 - month LIBOR 213 12 - month LIBOR 10 Total LIBOR - based Loans $5,837 56% Prime Rate 3,504 34% Other Index 1,106 10% Total Variable Loans $10,447 100%

Fourth Quarter 2020 | PACW | p. 39 Investment Securities

Fourth Quarter 2020 | PACW | p. 40 Diversified Investment Portfolio (1) Fair value at 12/31/20 (2) Yield is for 4Q20 (3) Not rated category comprised primarily of not rated revenue bonds backed by an underlying agency security or CRA - related revenue bon ds. Asset - backed Securities , $249mm , 5% Agency Residential MBS , $341mm , 7% Agency Residential CMOs , $1,220mm , 23% Agency Commercial MBS , $1,282mm , 24% Private CMOs , $117mm , 2% Corporate Securities , $312mm , 6% Municipal Securities , $1,532mm , 29% Collateralized Loan Obligations , $136mm , 3% Other, $47mm , 1% $5.2 Billion Total Investment Portfolio (1) 6.3 6.1 6.4 6.6 6.7 4.4 3.5 3.6 3.8 4.5 2 3 4 5 6 7 4Q19 1Q20 2Q20 3Q20 4Q20 Years Average Life and Effective Duration Average Life Effective Duration S&P Ratings % Total Issue Type % Total AAA 36% G.O. Limited 5% AA 61% G.O . Unlimited 73% A 1% Revenue 22% Not Rated (3) 2% 100% 100% 2.50% overall portfolio tax equivalent yield (2) Municipal Securities Composition

Fourth Quarter 2020 | PACW | p. 41 Controlled Expenses

Fourth Quarter 2020 | PACW | p. 42 41.7% 42.4% 41.6% 42.3% 44.8% 40.6% 42.9% 45.1% 43.6% 54.1% 54.3% 54.3% 54.1% 55.3% 56.4% 54.5% 53.9% 35.0% 40.0% 45.0% 50.0% 55.0% 60.0% 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 PACW Efficiency Ratio Median Efficiency Ratio Banks in KRX Index Efficiency Ratio Trend Source: S&P Global Market Intelligence. Peer data through 3Q20. Peer group is banks in the KBW Nasdaq Regional Bank Index – “KRX”.

Fourth Quarter 2020 | PACW | p. 43 Company Overview

Fourth Quarter 2020 | PACW | p. 44 Product Offerings Community Banking Products National Lending Products Venture Banking Products • Attractive branch network with 70 full service branches in California and one in Denver, Colorado • Offers a full suite of deposit products and services, including on - line banking • Business lending products: includes secured business loans, asset - based and tax - exempt • Real estate lending products: includes multifamily, commercial real estate and construction • Limited consumer loan offerings • Borrower relationships generally include a deposit account • Diversified by loan and lease type, geography and industry o Asset - Based Lending (ABL) ▪ Lender Finance, Equipment Financing and Premium Finance o Commercial Real Estate ▪ Multifamily, Hotel, Office, Retail, Industrial, SBA and Construction • Focus on small to middle - market businesses • Expertise in niche segments (aviation lending and corporate finance) limits new competitors • Borrower relationships may include deposit accounts and treasury services • Four product offerings: Technology, Life Sciences, Fund Finance, Structured Finance • Offices located in key innovative hubs across the United States • Offers a comprehensive suite of financial services for venture - backed companies and their venture capital and private equity investors • Provides comprehensive treasury management solutions, including credit cards, international - related products and asset management services to clients • Borrower relationships almost always include a deposit account • Branch office in Durham, North Carolina

Fourth Quarter 2020 | PACW | p. 45 Nationwide Lender Combined with California Branch Network Los Angeles, CA Durham, NC Chevy Chase, MD Chicago, IL Denver, CO New York, NY Boston, MA Minneapolis, MN Austin, TX Campbell, CA Menlo Park, CA San Francisco, CA San Diego, CA National Lending office Venture Banking office Community Banking branch Closed two branches in Q3 and two in Q4 , reducing CA branch count to 70

Balancing Quality Growth with Our Credit De-Risking Strategy


Growth Initiatives
De-Risking Initiatives
CapitalSource Acquisition
New National Construction Lending Team
Square 1 Acquisition
New Multi-Family Lending Team
New Tax-Exempt Lending Team
CUB Acquisition
Colorado Market Expansion
2014
2015
2016
2017
2018
2019
Sold Celtic Capital
Strengthened construction lending criteria - lower loan- to-cost ratio
Sold PWEF Leasing
Began to reduce exposure to Healthcare Real Estate
Began to emphasize Equity Fund Loans in Venture Banking
Sold $1.5bn of Cash Flow Loans
Discontinued originating Security Monitoring and NL Healthcare RE loans

PacWest Bancorp

Fourth Quarter 2020 | PACW | p. 46

Non-GAAP Measurements

The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company's operational performance and to enhance investors' overall understanding of such financial performance. These non-GAAP financial measures should not be considered a substitute for financial measures presented in accordance with GAAP and may be different from non-GAAP financial measures used by other companies.

The table below presents reconciliations of certain GAAP to non-GAAP financial measures:

($ in thousands, except per share amounts)	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Tangible Common Equity Ratio & Tangible Book Value Per Share					
Stockholders' equity	$ 3,594,951	$ 3,486,231	$ 3,452,898	$ 3,390,389	$ 4,954,697
Less: Intangible assets	1,102,311	1,105,483	1,109,234	1,113,116	2,587,064
Tangible common equity	$ 2,492,640	$ 2,380,748	$ 2,343,664	$ 2,277,273	$ 2,367,633
Total assets	$ 29,498,442	$ 28,426,716	$ 27,365,738	$ 26,143,267	$ 26,770,806
Less: Intangible assets	1,102,311	1,105,483	1,109,234	1,113,116	2,587,064
Tangible assets	$ 28,396,131	$ 27,321,233	$ 26,256,504	$ 25,030,151	$ 24,183,742
Equity to assets ratio	12.19%	12.26%	12.62%	12.97%	18.51%
Tangible common equity ratio (1)	8.78%	8.71%	8.93%	9.10%	9.79%
Book value per share	$ 30.36	$ 29.42	$ 29.17	$ 28.75	$ 41.36
Tangible book value per share (2)	$ 21.05	$ 20.09	$ 19.80	$ 19.31	$ 19.77
Shares outstanding	118,414,853	118,489,927	118,374,603	117,916,789	119,781,605
Return on Average Tangible Equity					
Net earnings (loss)	$ 116,830	$ 45,503	$ 33,204	$ (1,433,111)	$ 117,881
Add: goodwill impairment	-	-	-	1,470,000	-
Add: intangible amortization	3,172	3,751	3,882	3,948	4,153
Adjusted net earnings	$ 120,002	$ 49,254	$ 37,086	$ 40,837	$ 122,034
Average stockholders' equity	$ 3,536,425	$ 3,497,869	$ 3,446,850	$ 4,956,778	$ 4,930,182
Less: Average intangible assets	1,103,945	1,107,548	1,111,302	2,569,189	2,589,217
Average tangible common equity	$ 2,432,480	$ 2,390,321	$ 2,335,548	$ 2,387,589	$ 2,340,965
Return on average equity	13.14%	5.18%	3.87%	-116.28%	9.49%
Return on average tangible equity (3)	19.63%	8.20%	6.39%	6.88%	20.68%

(1) Tangible common equity divided by tangible assets

(2) Tangible common equity divided by shares outstanding

(3) Annualized adjusted net earnings divided by average tangible common equity

PacWest Bancorp

Fourth Quarter 2020 | PACW | p. 47

Fourth Quarter 2020 | PACW | p. 48 ($ in thousands) December 31, 2020 September 30, 2020 December 31, 2019 December 31, 2020 December 31, 2019 PPNR and PPNR Return on Average Assets Net earnings (loss) 116,830$ 45,503$ 117,881$ (1,237,574)$ 468,636$ Add: Provision for credit losses 10,000 97,000 3,000 339,000 22,000 Add: Goodwill impairment - - - 1,470,000 - Add: Income tax expense 36,546 13,671 29,186 75,173 164,304 Pre-provision, pre-goodwill impairment, pre-tax revenue ("PPNR") 163,376$ 156,174$ 150,067$ 646,599$ 654,940$ Average assets 29,334,789$ 27,935,193$ 26,380,739$ 27,752,412$ 26,105,608$ Return on average assets (1) 1.58% 0.65% 1.77% -4.46% 1.80% PPNR return on average assets (2) 2.22% 2.22% 2.26% 2.33% 2.51% (1) Annualized net earnings (loss) divided by average assets (2) Annualized PPNR divided by average asets Three Months Ended Twelve Months Ended Non - GAAP Measurements The table below presents reconciliations of certain GAAP to non - GAAP financial measures:

Bank Holding Companies and Banks in the KRX Index

Total Assets (*in billions*)

1	Popular, Inc.	BPOP	$ 65.910	26	Investors Bancorp	ISBC	$ 26.607
2	Signature Bank	SBNY	$ 63.760	27	United Bankshares, Inc.	UBSI	$ 25.931
3	New York Community Bancorp, Inc.	NYCB	$ 54.932	28	Fulton Financial Corporation	FULT	$ 25.543
4	Synovus Financial Corp.	SNV	$ 53.041	29	BancorpSouth Bank	BXS	$ 23.555
5	East West Bancorp Inc.	EWBC	$ 50.371	30	Old National Bancorp	ONB	$ 22.460
6	TCF Financial Corp.	TCF	$ 47.566	31	First Hawaiian, Inc.	FHB	$ 22.311
7	Wintrust Financial Corporation	WTFC	$ 43.732	32	First Midwest Bancorp, Inc.	FMBI	$ 21.088
8	Valley National Bancorp	VLY	$ 40.747	33	Bank of Hawaii Corporation	BOH	$ 20.109
9	Cullen/Frost Bankers, Inc.	CFR	$ 40.101	34	Cathay General Bancorp	CATY	$ 19.018
10	Texas Capital Bankshares, Inc.	TCBI	$ 38.433	35	Washington Federal, Inc.	WAFD	$ 18.794
11	South State Corporation	SSB	$ 37.819	36	Cadence Bancorporation	CADE	$ 18.404
12	F.N.B. Corporation	FNB	$ 37.441	37	Glacier Bancorp, Inc.	GBCI	$ 17.926
13	BankUnited, Inc.	BKU	$ 35.029	38	United Community Banks, Inc.	UCBI	$ 17.153
14	Associated Banc-Corp	ASB	$ 34.699	39	Hope Bancorp, Inc.	HOPE	$ 16.734
15	Pinnacle Financial Partners, Inc.	PNFP	$ 33.825	40	Home Bancshares, Inc.	HOMB	$ 16.550
16	Western Alliance Bancorporation	WAL	$ 33.336	41	Columbia Banking Systems, Inc.	COLB	$ 16.233
17	Prosperity Bancshares, Inc.	PB	$ 33.198	42	First Financial Bancorp	FFBC	$ 15.926
18	Hancock Whitney Corporation	HWC	$ 33.193	43	Trustmark Corporation	TRMK	$ 15.558
19	Webster Financial Corporation	WBS	$ 32.994	44	Community Bank Systems, Inc.	CBU	$ 13.845
20	Commerce Bankshares, Inc.	CBSH	$ 31.454	45	CVB Financial Corp.	CVBF	$ 13.819
21	Sterling Bancorp	STL	$ 30.618	46	Provident Financial Services, Inc.	PFS	$ 12.871
22	UMB Financial Corporation	UMBF	$ 30.251	47	First Financial Bankshares, Inc.	FFIN	$ 10.568
23	Umpqua Holdings Corporation	UMPQ	$ 29.437	48	Boston Private Financial Holdings, Inc.	BPFH	$ 9.431
24	**PacWest Bancorp**	**PACW**	**$ 28.427**	49	First Commonwealth Financial Corporation	FCF	$ 9.289
25	Bank OZK	OZK	$ 26.888	50	Brookline Bancorp, Inc.	BRKL	$ 9.000

Source: S&P Global Market Intelligence. Total assets as of September 30, 2020.
Banks in the KRX Index as of December 31, 2020.

PacWest Bancorp

Fourth Quarter 2020 | PACW | p. 49